UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement.
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[x]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to § 240.14a-12.

The Timothy Plan

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
[ ]	Fee paid previously with preliminary materials:

The Timothy Plan

1055 Maitland Center Commons

Maitland, FL 32751

Toll Free 800-846-7526

Timothy Plan Conservative Growth Fund

Timothy Plan Strategic Growth Fund

Timothy Plan Large/Mid Cap Value Fund

Timothy Plan Large/Mid Cap Growth Fund

Timothy Plan Small Cap Value Fund

Timothy Plan Small/Mid Cap Growth Fund

Timothy Plan Growth & Income Fund

Timothy Plan Israel Common ValueS Fund

Timothy Plan International Fund

Timothy Plan Defensive Strategies Fund

Timothy Plan Fixed Income Fund

Timothy Plan High Yield Bond Fund

Timothy Plan US Large/Mid Cap Core ETF

Timothy Plan US Large/Mid Cap Core Enhanced ETF

Timothy Plan US Small Cap Core ETF

Timothy Plan Market Neutral ETF

Timothy Plan International ETF

Timothy Plan High Dividend Stock Enhanced ETF

Timothy Plan High Dividend Stock ETF

(each a “Fund” and Collectively, the “Funds”)

Supplement dated January 8, 2025, to the Proxy Statement dated December 26, 2024

The Timothy Plan (the “Trust”) filed a definitive proxy statement (the “Proxy Statement”) on December 26, 2024 with respect to each Fund to inform Fund shareholders of record of a special meeting of Fund shareholders (the “Meeting”) at which they would be asked (1) to approve of the election of twelve nominees to the Board of Trustees (the “Board”), each to serve until his or her successor is elected and qualified and (2) if necessary, to adjourn or postpone the Meeting to permit further solicitation of proxies in the event that a quorum does not exist or a quorum exists but there are not sufficient votes at the time of the Meeting to approve the proposals.

This supplement to the Proxy Statement (the “Supplement”) is being released on or about January 8, 2025 and the Supplement should be read in conjunction with the Proxy Statement. The information contained in this Supplement modifies or supersedes any inconsistent information contained in the Proxy Statement. In order to avoid the added cost of follow-up solicitations and possible adjournments, please read the Proxy Statement carefully and vote your shares today.

As of December 20, 2024, Timothy Plan Israel Common Values Fund (the “Fund”) had 4,537,850 shares outstanding that were entitled to vote on behalf of the Fund.